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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 21, 2006

BIG CAT ENERGY CORPORATION
 (Exact name of registrant as specified in its charter)

NEVADA	000-49870	61-1500382
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

201 W. Lakeway
Suite 1000
Gillette, Wyoming 82718
(Address of principal executive offices and Zip Code)

(307) 685-3122
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02(b)   RESIGNATION OF CERTAIN OFFICERS

On June 21, 2006, Ray Murphy resigned as our secretary and on the same date, Richard Stockdale resigned as our treasurer and chief financial officer. Neither Mr. Murphy nor Mr. Stockdale resigned as a result of a disagreement with us. Messrs. Murphy and Stockdale continue to retain their positions as members of our board of directors.

ITEM 5.02(c)   APPOINTMENT OF CERTAIN NEW OFFICERS

On June 21, 2006, Robert Goodale, was appointed our principal financial officer, secretary, and treasurer. Since November 1994, Mr. Goodale has been practicing law and is a certified public accountant located in Billings, Montana. Since January 2000, Mr. Goodale has been president of Qualified Intermediary and Escrow Company located in Billings, Montana. Qualified Intermediary and Escrow Company is engaged in the business of effecting like-kind exchanges pursuant to section 1031 of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 21st day of June, 2006.

BIG CAT ENERGY CORPORATION

BY:	TIMOTHY BARRITT
Timothy Barritt, president, principal executive officer, and a member of the board of directors